September 2024 Page 1 of 20 HORACE MANN EDUCATORS CORPORATION (A DELAWARE CORPORATION) * * * * AMENDED AND RESTATED BYLAWS * * * * ARTICLE 1 OFFICES ------- Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, in the State of Delaware. Section 1.2. Principal Business Office. The principal business office of the Corporation shall be in the City of Springfield, County of Sangamon, in the State of Illinois. Section 1.3. Other Offices. If the business of the Corporation requires, the Board of Directors (the Board), from time to time, may determine that the Corporation may also have offices at other places within or without the State of Delaware. ARTICLE 2 STOCKHOLDERS ------------ Section 2.1. Meetings Section 2.1.a. Place of Meetings. The meeting of the Stockholders of the Corporation shall be held at such place, if any, as may be determined by the Board. The Board may, in its sole discretion, determine that Stockholders’ meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxyholders not physically present at a meeting of Stockholders may, by means of remote communication (a) participate in a meeting of Stockholders; and (b) be deemed present in person and vote at a meeting of Stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxyholder; (ii) the

September 2024 Page 2 of 20 Corporation shall implement reasonable measures to provide such Stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any Stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Section 2.1.b. Annual Meeting. An annual meeting of the Stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date and time shall be designated by resolution of the Board so long as the designated date provides adequate time to meet all notification and proxy requirements. Section 2.1.c. Special Meetings. Special meetings of the Stockholders may be called for any purpose by the Chairman, by the President, or by the Board. Section 2.1.d. Notice of Stockholders' Meetings. The notice of each Stockholders' meeting shall include the place, if any, date, time, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, if in the case of special meetings, the purpose for which such meeting is called. Such notice shall be given to each Stockholder entitled to vote not less than ten nor more than sixty days before the date of the meeting. Section 2.1.e. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting. Only Stockholders who are Stockholders of record on the date so fixed shall be entitled to such notice and to vote at such meeting and any adjournment thereof, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Section 2.1.f. Quorum and Adjournments. The Stockholders having a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, when present in person or represented by proxy, shall constitute a quorum at all meetings of Stockholders for the transaction of business. Any annual or special meeting of Stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board. Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time and place, if any, of the adjourned meeting and the means of remote communications, if any, by which the Stockholders and proxyholders may be deemed to be present in person and voting at such meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.

September 2024 Page 3 of 20 Section 2.1.g. Voting by Stockholder; Required Vote for Matters other than the Election of Directors. Except as otherwise provided by the Certificate of Incorporation, each outstanding share of common stock is entitled to one vote on each matter voted on at a Stockholders meeting. Other shares are entitled to vote only as provided in the Certificate of Incorporation or the DGCL. If a quorum exists, action on a matter (other than election of Directors, which is set forth in Section 3.1 of Article 3) is approved if the votes cast favoring an action exceed the votes cast opposing the action; provided, however, if the Certificate of Incorporation, these Bylaws, the DGCL, the rules or regulations of the New York Stock Exchange (“NYSE”) (unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange in which case such exchange’s rules and regulations), or any law or regulation applicable to the Corporation or the action to be voted on requires a different number of affirmative votes for approval of such matter, then such different number of affirmative votes shall be the required vote for such matter. Votes cast shall exclude abstentions and broker non-votes. Section 2.1.h. Vote; Proxies. Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question. Every Stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date. Section 2.1.i. Notice of Stockholder Business and Nominations. (a) Annual Meeting. (i) Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the Stockholders may be made at an annual meeting of Stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board (or any authorized committee thereof); or (C) by any Stockholder of the Corporation who is a Stockholder of record at the time the notice provided for in this Section 2.1.i is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.1.i. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a Stockholder to make nominations or propose other business at an annual meeting of Stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

September 2024 Page 4 of 20 (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for Stockholder action. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to Stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or re- election as a director: (1) a written statement, not to exceed 500 words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (3) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (a) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (d) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided within five business days following a request therefor); and (4) a fully completed and signed questionnaire in the same form required of the Corporation’s director nominees (which form will be provided within five business days following a request therefor);

September 2024 Page 5 of 20 (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, any related person (as defined below); (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such Stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner; (2) the class or series and number of shares of stock of the Corporation which are owned of record by such Stockholder and such beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the Stockholder and such beneficial owner as of the record date for the meeting; and (3) a representation that the Stockholder (or a qualified representative of the Stockholder) intends to appear at the meeting to make such nomination or propose such business; and (D) as to the Stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such Stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”): (1) the class or series and number of shares of stock of the Corporation which are beneficially owned by such Stockholder or beneficial owner and by any related person as of the date of the notice, and a representation that the Stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such Stockholder or beneficial owner and by any related person as of the record date for the meeting; (2) a description of (x) any plans or proposals which such Stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such Stockholder, beneficial owner, if

September 2024 Page 6 of 20 any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable); (3) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation; (4) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation; (5) a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal and (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act; (6) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under clause (a)(ii)(D)(5) of this Section 2.1.i, and in any event no later than the 10th day before such meeting of Stockholders, such Stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; and (7) a representation that the Stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any changes with respect to the information required under this Section 2.1.i as of the record date for the meeting.

September 2024 Page 7 of 20 Notwithstanding anything in this Section 2.1.i.to the contrary, if any information or communication submitted pursuant to this Section 2.1.i is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.1.i. This Section 2.1.i shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting. (b) Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for herein is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.1.i above. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any Stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required herein shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. (c) General. (i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.1.i. shall be eligible to be elected at any meeting of Stockholders of the Corporation to serve as Directors and only such other business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1.i. The Board of Directors or the chairman of the meeting shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.1.i. If any proposed nomination or other business is not in compliance with this Section 2.1.i, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairman of the meeting shall declare that such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. If the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business,

September 2024 Page 8 of 20 any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. (ii) To be considered a qualified representative of a Stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such Stockholder or authorized by a writing executed by such Stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of Stockholders. (iii) For purposes of this Section 2.1.i. the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. (iv) Nothing in this Section 2.1.i. shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation). (v) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. Section 2.2. Dividends. Section 2.2.a. Declaration of Dividends. The Directors may declare and pay dividends upon the shares of its capital stock as determined from time to time by the Board. Section 2.2.b. Method of Paying Dividends. Dividends may be paid in cash or in shares of the Corporation's capital stock. If the dividend is to be paid in shares of the Corporation's theretofore unissued capital stock, the Board shall direct there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend. Section 2.2.c. Fixing Record Dates for Dividends. In order that the Corporation may determine which Stockholders are entitled to receive dividends, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of payment. Only Stockholders who are Stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, notwithstanding the transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

September 2024 Page 9 of 20 Section 2.3. Stockholder's Right to Inspect. Section 2.3.a. List of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the Stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each Stockholder and the number of shares registered in the name of each Stockholder. Nothing in this Section 2.3.a shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of stockholders required by this Section 2.3.a or to vote in person or by proxy at any meeting of Stockholders. Section 2.3.b. Corporate Books and Records. Any Stockholder, either in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business. ARTICLE 3 DIRECTORS --------- Section 3.1. Number, Election and Terms of Office. The number of Directors which shall constitute the whole Board shall not be less than five nor more than fifteen. At each annual meeting of Stockholders, Directors shall be elected for a term expiring at the next succeeding annual meeting and thereafter until their respective successors shall be elected and shall qualify. At any meeting of Stockholders at which Directors are to be elected, each nominee for election as a Director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. Votes cast shall exclude abstentions and broker non-votes with respect to that nominee’s election. In all Director elections other than uncontested elections, the nominees for election as a Director shall

September 2024 Page 10 of 20 be elected by a plurality of the votes cast. For purposes of this Section 3.1, an “uncontested election” means any meeting of Stockholders at which the number of candidates does not exceed the number of Directors to be elected and with respect to which: (a) no Stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.1.i; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (i) withdrawn in writing to the Secretary; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.1.i, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest. Voting at meetings of Stockholders need not be by written ballot. Directors need not be Shareholders. In the absence of the Chairman of the Board and the President, if the President be a Director, one of the Directors may, by action of the Board, be elected Chairman of the Board pro tem with such duties as the Board may prescribe. Each Director shall hold office until his or her successor is elected and is qualified or until his or her earlier resignation or removal. Section 3.2. Resignations. A Director may resign at any time upon written notice to the Corporation. Section 3.3. Vacancies. Vacancies, occurring in the Board and newly-created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next annual election of Directors and until a successor shall be duly elected and shall qualify. Section 3.4. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board which may exercise all powers of the Corporation and do all lawful acts and things not precluded by statute or by the Certificate of Incorporation or by these Bylaws. Section 3.5. Place of Meetings. The place of any meeting of the Board may be either within or without the State of Delaware. Section 3.6. Annual Meeting. The annual meeting of the Board shall be held each year within a reasonable time after the Stockholder's annual meeting for such year. The Board shall determine the time and place for such meeting. Section 3.7. Regular Meetings. Regular meetings of the Board may be held at the time and place determined by the Board. Section 3.8. Special Meetings. Special meetings of the Board may be called (a) by the Chairman; (b) in the absence or disability of the Chairman, by the President; or

September 2024 Page 11 of 20 (c) by not less than one-third of the Directors. Section 3.9. Notice of Meetings. Notice of each meeting of the Board shall be given to each Director at least two days before the meeting. The notice of a special meeting shall state the purpose or purposes of the meeting. Meetings of the Board may be held at any time and for any purpose, without notice, when all members of the Board are present. Section 3.10. Quorum. At all meetings of the Board, a majority of the total Directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present. Section 3.11. Informal Action. Unless otherwise restricted by statute, the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting. If Board action is taken without a meeting, a written consent is to be signed by all Directors or by all members of such Committee, as the case may be, and such written consent must be filed with the minutes of proceedings of the Board or of such Committee. Section 3.12. Telephonic Meetings. Members of the Board, or any Committee designated by the Board, may participate in a meeting of such Board or Committee by means of the conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other. Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless a dissent is entered in the minutes of the meeting or unless the Director files a written dissent to such action with the person acting as the Corporate Secretary of the meeting before adjournment or forwards such dissent by registered mail to the Corporate Secretary immediately after adjournment. Such right to dissent shall not apply to a Director who voted in favor of such action. Section 3.14. Committees. The Board may, by resolution passed by a majority of the whole Board, create an Executive Committee or other Committees. Each Committee shall consist of two or more of the Directors of the Corporation to the extent provided in the resolution. Each Director shall have and may exercise the powers of the Board in the management of the business affairs of the Corporation and may authorize the Seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have the name or names determined by resolution adopted by the Board. The Board may designate one or more Directors as alternate members of any Committee and such designees may replace any absent or disqualified member at any meeting of the Committee. Additionally, in the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting, and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

September 2024 Page 12 of 20 Section 3.15. Committee Records. Each Committee may keep regular minutes of its meetings; however, each Committee shall report to the Board, either orally or in writing, on all matters affecting the business of the Corporation. Section 3.16. Compensation. Members of the Board shall be eligible to receive payment of expenses incurred in attending meetings of the Board or Committees thereof. By resolution of the Board, the Directors may be paid a fixed sum for that Director's participation as a Board member plus an additional fixed sum for each Committee on which the Director serves. In addition, the Board, by resolution, may pay each Director a fixed sum for that Director's attendance at each meeting of the Board and for each Committee meeting that he or she attends in the capacity of a Committee member. The Board, by resolution, may also grant stock options to the Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Section 3.17. Removal. Any or all of the Directors may be removed, with or without cause, if such removal is approved by the affirmative vote of a majority of the outstanding shares of any class of stock which has voting power. ARTICLE 4 NOTICES ------- Section 4.1. Notices. Notices to Directors and Stockholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation. Notice given by mail shall be deemed to be given when mailed. Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed sufficient notice. Attendance of any person at any meeting of Stockholders or Directors shall constitute a waiver of notice to such meeting, except when the Director attends only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because a meeting is not lawfully called or convened.

September 2024 Page 13 of 20 ARTICLE 5 OFFICERS -------- Section 5.1. Designation; Number; Election. The Board at its annual meeting each year shall elect the Officers of the Corporation. Such Officers shall be a Chairman of the Board, a President, a Chief Financial Officer, a Treasurer, a Corporate Secretary, and one or more Vice Presidents. Additional Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Corporate Secretaries, and such other officers as may be deemed necessary and appropriate may be elected at any Board Meeting. One person may hold more than one office at the same time provided the duties of such offices as prescribed by these Bylaws may be properly and consistently performed by one person. Section 5.2. Term of Office; Removal; Vacancies. The term of each Officer shall continue until a successor is elected and qualified or until that Officer's earlier death, resignation, or removal. Any Officer elected by the Board, other than the Chairman, the President, the Chief Financial Officer, the Treasurer, and the Corporate Secretary may be suspended, at any time, by the Chairman or the President until the Board next convenes. Any Officer, including the Chairman, the President, the Chief Financial Officer, the Treasurer, and the Corporate Secretary may be removed at any time by the affirmative vote of a majority of the whole Board. Any Officer may resign at any time upon written notice to the Corporation. Vacancies occurring among Officers elected by the Board may be filled at any time by the Board for the unexpired portion of the term. Officers appointed by the Chairman or by the President (as well as agents and representatives of the Corporation) shall hold office only during the pleasure of the Board, the Chairman, and the President. Section 5.3. Chairman of the Board. The Chairman shall preside at all meetings of Stockholders, at all meetings of the Board, and at all meetings of the Executive Committee. The Chairman of the Board may be a member of any Committee. If so designated by the Board, the Chairman shall also be the Chief Executive Officer of the Corporation. The Chairman shall exercise such powers as are, from time to time, assigned by the Board and as may be provided by law. In the event of death, disability, or temporary absence of the Chairman, the Board may designate any person as Acting Chairman. During the time of such designation, the Acting Chairman shall have all the powers and duties of the Chairman. Section 5.4. President. The President shall, subject to the supervision of the Board and its Chairman, have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of President of a corporation and such

September 2024 Page 14 of 20 other duties as may, from time to time, be assigned by the Board. If so designated by the Board, the President shall be the Chief Executive Officer of the Corporation. Section 5.5. Chief Financial Officer. Subject to the control and supervision of the Board and the Chairman, the President, or such Officer as either the Chairman or President may designate, the Chief Financial Officer shall (a) be in charge of and responsible for the conservation and growth of the Corporation's assets; (b) review the Corporation's accounting policies and tax reporting guidelines; (c) oversee external and internal audits including securing annual confirmations from independent public accountants; (d) establish and maintain the Corporation's budget; (e) analyze the effects of the Corporate investment policy in relation to the Corporation's goals and objectives and recommend changes as needed; (f) procure and analyze interim and annual reports assessing the Corporation's financial position; (g) have such other powers and duties as may be prescribed by the Bylaws, by the Board, by the Chairman or the President, and the usual powers and duties pertaining to the office. Section 5.6. Treasurer. Subject to the control and supervision of the Board and the Chairman, the President, or such Officer as either the Chairman or the President may designate, the Treasurer shall (a) be in charge of and responsible for the maintenance of adequate records of all funds and securities owned by the Corporation; (b) formulate financial policies of the Corporation for submission to the Chairman, the President, such Officer as either the Chairman or the President may designate, or to the Board; (c) be responsible for the custody of securities, notes, and other evidences of indebtedness belonging to the Corporation; (d) arrange for the deposit of checks, drafts, and funds of the Corporation; (e) negotiate loans from banks for funds needed by the Corporation; (f) see to the collection of accounts receivable and other demands owing to the Corporation and the signing of all receipts for payments made to the Corporation; (g) see to the disbursement of funds as the business of the Corporation may require; (h) arrange for the purchase of proper insurance for the protection of the Corporation; (i) have such other powers and duties as may be prescribed by these Bylaws, by the Board, by the Chairman or the President, and the usual powers and duties pertaining to the office. If required by the Board, the Treasurer shall give a surety bond for the faithful discharge of duties. The premium of the surety bond shall be paid by the Corporation. Whenever required, the Treasurer shall furnish a statement of transactions including an analysis of receipts and disbursements of funds of the Corporation for any specified period. Section 5.7. Corporate Secretary. Subject to the control and supervision of the Chairman, the President or such Officer as either the Chairman or President may designate, the Corporate Secretary shall (a) be in charge of recording all transactions with Stockholders; (b) see that all notices of meetings of Stockholders and Directors are given; (c) have charge of the records of the Corporation pertaining to the office; (d) be responsible for keeping the accounts of stock registered and transferred as required by law and in accordance with such regulations as the Board may prescribe; (e) attend and record proceedings of all meetings of Stockholders, Directors, and of the Executive Committee; (f) keep custody of the Seal of the Corporation and see that such Seal is imprinted on all documents where necessary or desirable; (g) have such other powers and duties as may be prescribed by these Bylaws, by the Board, by the Chairman or by the President, and the usual powers and duties pertaining to the office.

September 2024 Page 15 of 20 Section 5.8. Vice Presidents. Each Vice President shall have the powers and duties prescribed in these Bylaws or assigned by the Board, the Chairman, or by the President. The Board may designate one or more of such Vice Presidents as Senior Vice President or Executive Vice President. Section 5.9. Assistant Treasurers. The Assistant Treasurers shall have the powers and duties prescribed by these Bylaws or assigned by the Treasurer. In the absence or disability of the Treasurer they shall have all of the Treasurer's powers and duties. They shall furnish a surety bond similar to that of the Treasurer if required by the Board. The premium for any such surety bond shall be paid by the Corporation. Section 5.10. Assistant Corporate Secretaries. The Assistant Corporate Secretaries shall have the powers and duties prescribed by these Bylaws or assigned by the Corporate Secretary. In the absence or disability of the Corporate Secretary, they shall have all the Corporate Secretary's powers and duties. ARTICLE 6 CONDUCT OF BUSINESS ------------------- Section 6.1. Contracts, Deeds and Other Instruments. No Officer, agent, or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by the resolution of the Board. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances. Contracts, deeds, notes, other evidences of indebtedness, and other instruments may be signed by the Chairman of the Board, the President, any Vice President, and by any person authorized by resolution of the Board. Such documents pertaining to the business of a division of the Corporation may be signed by the Officers of such division. Notwithstanding the foregoing, the Chairman or the President may authorize other employees of the Corporation to sign any such documents. A certified copy of this Bylaw and/or any authorization given by the Chairman or the President may be furnished as evidence of the authorities therein granted and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance, or other transaction without the need of a resolution of the Board specifically authorizing the transactions involved. Section 6.2. Checks and Drafts. Checks, drafts, electronic transfers, and other negotiable instruments for the disbursement of Corporate funds may be authorized orally or in writing by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board. If a disbursement is orally authorized by such Officer, a written verification will be generated by the disbursing institution within a period of time specified by the Board.

September 2024 Page 16 of 20 Section 6.3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may approve or designate. All such funds shall be withdrawn only upon checks signed by one or more Officers or employees as the Board shall from time to time determine. Section 6.4. Voting Upon Stocks. Unless the Board orders otherwise, the Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President, shall have power to execute and deliver on behalf of the Corporation proxies for stock owned by the Corporation. Such proxies shall appoint a person or persons to represent and vote such stock at any meeting of the Stockholders. The Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President shall retain full power of substitution and shall have power to alter or rescind such appointments. Unless the Board orders otherwise, the Chairman, the President, the Chief Financial Officer, the Treasurer, or a Vice President shall have power on behalf of the Corporation to attend and to act and vote at any meeting of stockholders of a corporation whose stock is owned by the Corporation and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board may confer like powers upon any other person or persons. ARTICLE 7 CERTIFICATES OF STOCK AND THEIR TRANSFER ---------------------------------------- Section 7.1. Form and Execution of Certificates. Certificates for shares of stock of the Corporation shall be in the form approved by the Board; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Such certificates shall be signed, in the name of the Corporation, by any two authorized officers, including but not limited to, the Chairman, the President, or a Vice President, the Corporate Secretary, or an Assistant Corporate Secretary who shall represent the number of shares registered in certificate form. Such certificates shall not be valid unless so signed. Where such a certificate is countersigned by a transfer agent other than the Corporation or its employee and by a registrar other than the Corporation or its employee, the signatures of the Chairman, President, Vice President, and Corporate Secretary or Assistant Corporate Secretary may be facsimiles. Certificates shall be appropriately numbered and shall contain the following: the state of incorporation; the name of the issuing corporation; the kind, class and series of shares; details of complete capital stock structure; the name of the registered holder; the number of shares; the par value; restrictions on transfers; and the date of issue. In the event that any Officer of the Corporation who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such Officer, for whatever cause, before such certificate is issued by the Corporation, such certificate may be issued by the Corporation with the same effect as if the person were such an Officer at the date of issue.

September 2024 Page 17 of 20 The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof. During any period in which the Corporation is authorized to issue more than one class of stock, there shall be set forth on the face or back of certificates issued to represent each class or series of stock, a statement that the Corporation will furnish without charge to each Shareholder who so requests the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights of each class of stock or series thereof. Section 7.2. Transfer of Stock. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation and such transfer agent to (a) issue a new certificate to the person entitled thereto; (b) cancel the old certificate; and, (c) record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled. Section 7.3. Regulations. Unless restricted by the Certificate of Incorporation, the Board shall have authority to make rules and regulations concerning the issue, the transfer, and the registration of certificates for shares of the Corporation's stock. Section 7.4. Fixing Record Dates. In order that the Corporation may determine the Stockholders entitled to express consent to corporate action in writing without a meeting, or entitled to receive distributions or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty nor less than ten days before any action. In such case only such Stockholders who are Stockholders of record on the date so fixed shall be entitled to receive such distributions or allotment of right, or to exercise such right, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Section 7.5. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates of stock in place of any issued certificate alleged to have been lost, stolen, or destroyed upon such terms and conditions as the Board may prescribe. Such terms and conditions may include the Corporation's authority to require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate. Section 7.6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Delaware. Section 7.7. Transfer Agents and Registrars. The Board may from time to time appoint a transfer agent and registrar in one or more cities, and may require all certificates evidencing

September 2024 Page 18 of 20 shares of stock of the Corporation to bear the signatures of a transfer agent and registrar, and may provide that such certificates shall be transferable in more than one city. ARTICLE 8 INDEMNIFICATION OF DIRECTORS AND OFFICERS ----------------------------------------- Section 8.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful. Section 8.2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 8.3. Indemnification in Certain Cases. To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1. and 8.2. of this Article 8, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses

September 2024 Page 19 of 20 (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 8.4. Procedure. Any indemnification under Sections 8.1. and 8.2. of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 8.1. and 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders. Section 8.5. Advances For Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8. Section 8.6. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal, modification, or amendment of this Article 8 shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former Director, Officer, employee, or agent with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon such facts. Section 8.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8. Section 8.8. Definition of Corporation. For the purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Officers, employees, and agents, so that any person who is or was a Director, Officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, employee, or agent of another corporation,

September 2024 Page 20 of 20 partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. Section 8.9. Definition of Other Terms. For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8. ARTICLE 9 GENERAL ------- Section 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of the next December. Section 9.2. Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The Seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise applied. Section 9.3. Severability; Amendments. If any provision of these Bylaws, or its application thereof to any person or circumstances, is held to be invalid, the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby. These Bylaws may be altered or repealed, and new Bylaws made by the Board, but the Stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.